Exhibit 10.2

JOINT VENTURE AGREEMENT

This Joint Venture Agreement (the “Agreement”), is made and entered into on July 22, 2011, by and between Healthcare Media (“Healthcare”) and Pharma Investing News, Inc., a Nevada corporation (“Pharma”), with an effective date of May 1, 2011 (the “Effective Date”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, Pharma is in the business of providing advertising space and marketing solutions to clients in the Health Care industry.

WHEREAS, the Parties desire to form a business relationship whereby Pharma would provide advertising space to companies using Healthcare’s services, by featuring such companies’ profiles on its website, pharmainvestingnews.com, and in return Healthcare would provide Pharma with fifty percent (“50%”) of all revenues generated by Healthcare.

WHEREAS, as an additional incentive for Healthcare to enter into this Agreement, Pharma will provide Healthcare’s clients with the first three (3) months of advertising space free.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.

Understanding.  Pharma shall provide advertising space to companies using Healthcare’s services, by featuring such companies’ profiles on its website, pharmainvestingnews.com.

2.

Consideration. As consideration for providing advertising space, Healthcare shall provide Pharma with fifty percent (“50%”) of all revenues generated by Healthcare.

3.

Additional Incentive. Pharma shall provide Healthcare clients with the first three (3) months of advertising space free, as an additional incentive for Healthcare to enter into this Agreement.

4.

Term. This Agreement shall continue until either Party terminates the Agreement by giving five (5) days written notice to the other Party.

5.

Mediation or Arbitration of Disputes. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Procedures before resorting to arbitration, litigation, or some other dispute resolution procedure.

6.

Representations, Warranties and Covenants.

a)

Each Party represents and warrants to the other Party hereto that, to the best of its knowledge:

i)

it has full power and  authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement, except where regulatory or shareholder approval may be required;

ii)

neither the execution and delivery of this Agreement nor any of the Agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party, excepting only variances required under finance documents; and,

iii)

the execution and delivery of this Agreement and the Agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

b)

Each Party covenants, warrants and agrees with the other Party:

i)

to perform or cause to be performed its  obligations  and  commitments under this Agreement;

ii)

not to engage either alone or in association with others in any activity in respect of the Transaction, except as provided or authorized by this Agreement;

iii)

to be just and faithful in all its activities and dealings with the other Party; and

iv)

any information which the Parties may provide to each other or any permissible person or company will be accurate and complete in all material respects and not misleading, and will not omit to state any fact or information which would be material to the other Party or such permissible person or company.

c)

The representations, warranties and covenants hereinbefore set out are conditions on which the Parties have relied in entering into this Agreement and each Party shall indemnify and save the other Party harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement.

7.

Purpose and Creation of the Joint Venture. The Parties form this joint venture to enter into a business relationship whereby Pharma would provide advertising space to companies using Healthcare’s services, by featuring such companies’ profiles on its website, pharmainvestingnews.com, and in return Healthcare would provide Pharma with fifty percent (“50%”) of all revenues generated by Healthcare.

8.

Waiver. If any provision of this Agreement shall fail to be strictly enforced, or any Party shall consent to any action by any other Party, or shall waive any  provisions as set out  herein, such action by such Party shall not be construed as a general waiver  thereof but only a waiver for the specific  time that such waiver or failure to enforce takes place and shall at no time be construed as a consent, waiver, or excuse for any failure to perform and act in accordance  with this Agreement at any past or future occasion.

9.

Indemnity.  The Parties shall each indemnify each other, and the other Parties’ directors, officers, partners, employees and agents (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any instrument, certificate or document contemplated hereby, the performance by the Parties of their respective obligations hereunder or the consummation of the transactions contemplated hereby, and (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto.

10.

Further Assurances. Each of the Parties hereto, shall from time to time and at all times, do all such further acts and execute and deliver all further deeds and documents as shall be  reasonably  required in order to fully  perform and carry out the terms of this Agreement. This section shall not be construed as imposing any obligation on any Party to provide guarantees.

11.

Use of Name. No Party shall,  except with written permission or when required by this Agreement,  or by any law, by-law,  ordinance, rule, order or regulation, use, suffer or permit to be used, directly or indirectly, the name of any other Party for any purpose related to this Agreement or the Transaction.

12.

Entire Agreement. This Agreement embodies the entire agreement and understanding among the Parties hereto and   supersedes all prior  agreements and undertakings, whether oral or written, relative to the subject matter hereof.

13.

Amendment. This Agreement may not be changed orally but only by an agreement in writing, executed by each of the Parties.

14.

Enurement. This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

15.

Governing Law.

This Agreement and the rights and remedies of each Party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall (with the exception of any applicable federal laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles) of the State of Nevada, as if this Agreement were made, and as if its obligations are to be performed, wholly within the State of Nevada.

16.

Severability. If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

17.

Headings. The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the day, month and year first written above.

Healthcare Media

/s/ David Hanson

By: David Hanson

Its: Partner

Pharma Investing News, Inc.

/s/ Robert Lawrence

By: Robert Lawrence

Its: President